UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2022

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2022, Lowe’s Companies, Inc. (the “Company”) issued an aggregate of $5.0 billion of unsecured notes, consisting of $750 million aggregate principal amount of its 3.350% Notes due April 1, 2027 (the “2027 Notes”), $1.5 billion aggregate principal amount of its 3.750% Notes due April 1, 2032 (the “2032 Notes”), $1.5 billion aggregate principal amount of its 4.250% Notes due April 1, 2052 (the “2052 Notes”), and $1.25 billion aggregate principal amount of its 4.450% Notes due April 1, 2062 (the “2062 Notes” and, together with the 2027 Notes, 2032 Notes, and 2052 Notes, the “Notes”). The Company received net proceeds, after expenses and the underwriting discount, of approximately $4.956 billion from the issuance of the Notes.

The Notes are governed by and were issued pursuant to the terms of an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association as successor trustee (the “Trustee”), as supplemented by a Twentieth Supplemental Indenture, dated as of March 24, 2022, between the Company and the Trustee (the “Twentieth Supplemental Indenture” and, the Base Indenture as supplemented by the Twentieth Supplemental Indenture, the “Indenture”).

The Notes are unsecured obligations and rank equally with the Company’s existing and future unsecured senior indebtedness. The Indenture contains covenants restricting the issuance of debt by the Company’s subsidiaries but does not restrict the Company from incurring additional indebtedness. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of any series of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The 2027 Notes will mature on April 1, 2027, the 2032 Notes will mature on April 1, 2032, the 2052 Notes will mature on April 1, 2052 and the 2062 Notes will mature on April 1, 2062, in each case, unless earlier redeemed or repurchased by the Company. The 2027 Notes will bear interest at a rate of 3.350% per annum, the 2032 Notes will bear interest at a rate of 3.750% per annum, the 2052 Notes will bear interest at a rate of 4.250% per annum and the 2062 Notes will bear interest at a rate of 4.450% per annum. The Company will pay interest on the Notes semiannually in arrears on April 1 and October 1, commencing October 1, 2022. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests will be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

Prior to March 1, 2027 (with respect to the 2027 Notes), January 1, 2032 (with respect to the 2032 Notes), October 1, 2051 (with respect to the 2052 Notes) and October 1, 2061 (with respect to the 2062 Notes) (each, a “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Twentieth Supplemental Indenture) plus 15 basis points (with respect to the 2027 Notes), 25 basis points (with respect to the 2032 Notes and the 2052 Notes) or 30 basis points (with respect to the 2062 Notes), less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

In addition, upon a Change of Control Triggering Event (as defined in the Twentieth Supplemental Indenture), the holders of the Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the date of purchase (unless the Company has exercised its right to redeem the Notes within 30 days of the Change of Control Triggering Event).

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibit 4.1 through 4.6 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 22, 2022, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and RBC Capital Markets, LLC as representatives of the several underwriters named therein (together, the “Underwriters”), to sell to the Underwriters, who severally agreed to purchase, the Notes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (File No. 333-258108) filed with the Securities and Exchange Commission on July 23, 2021.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

1.1	Underwriting Agreement, dated as of March 22, 2022, among BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association as successor trustee) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 15, 1995).

4.2	Twentieth Supplemental Indenture, dated as of March 24, 2022, between Lowe’s Companies, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association as successor trustee).

4.3	Form of 3.350% Notes due April 1, 2027 (included in Exhibit 4.2).

4.4	Form of 3.750% Notes due April 1, 2032 (included in Exhibit 4.2).

4.5	Form of 4.250% Notes due April 1, 2052 (included in Exhibit 4.2).

4.6	Form of 4.450% Notes due April 1, 2062 (included in Exhibit 4.2).

5.1	Opinion of Moore & Van Allen PLLC.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: March 24, 2022	By:	/s/ Dan C. Griggs, Jr.
Dan C. Griggs, Jr.
Senior Vice President, Tax and Chief Accounting Officer